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EXHIBIT 21.0





Subsidiary                                            State of Incorporation
-----------------------------------                   -----------------------

Emergent Mortgage Corp.                               South Carolina
Emergent Commercial Mortgage Corporation              South Carolina
Carolina Investors, Inc.                              South Carolina
Emergent Mortgage Corp. of Tennessee                  South Carolina
Emergent Mortgage Holdings Corporation                South Carolina
Emergent Business Capital, Inc.                       South Carolina
Emergent Business Capital Holdings, Corp.             South Carolina
Emergent Financial Corp.                              South Carolina
Emergent Equity Advisors, Inc.                        South Carolina
The Loan Pro$, Inc.                                   South Carolina (80% owned)
Premier Financial Services, Inc.                      South Carolina
Emergent Auto Holdings Corp.                          South Carolina
The Mississippian Railway, Inc. (Inactive)            South Carolina
Pickens Liquidation Corp. (Inactive)                  South Carolina (81% owned)
Sterling Lending Corporation                          South Carolina (80% owned)
Sterling Insurance Agency                             Louisiana



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